UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

INTELLICELL BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-49388	91-1966948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Park Avenue, 17th Fl New York, NY 10022
(Address of principal executive offices)

(646) 576-8700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 20, 2014, Intellicell Biosciences, Inc., a Nevada corporation (the “Company”) executed a letter agreement (the “Agreement”) having an effective date of October 10, 2014 (the “Effective Date”) with Dinosaur Securities, LLC (“Dinosaur”), pursuant to which Dinosaur and its subsidiaries, affiliates, successors and assigns, shall act as the Company’s advisor and placement agent of investment capital through a private placement transaction. Furthermore, pursuant to the Agreement, Dinosaur agreed to introduce the Company to certain entities which may be interested in merging with, being acquired by, or acquiring the Company in exchange for consideration to be paid following a formula specifically described therein.

The Agreement provides that, in exchange for the services provided thereunder, Dinosaur shall be entitled to receive a cash fee equal to ten percent (10%) of the amount of capital raised from Dinosaur Contacts (as such term is defined in the Agreement). In addition, at closing, the Company shall sell to Dinosaur, and Dinosaur shall purchase from the Company, for $0.001 per each share covered by the warrants, warrants (the “Warrants”) to purchase ten percent (10%) of the number of shares of common stock obtained and obtainable by Dinosaur Contacts. The Warrants shall be exercisable on a “cashless exercise” basis over a five (5) year term. In the event Dinosaur Contacts exercise warrants included in the financing contemplated by the Agreement, Dinosaur shall be entitled to receive a cash fee of five percent (5%) on the amount of capital raised by the Company on each such occasion from the Dinosaur Contacts.

The Agreement further provides that the Company shall sell to Dinosaur, and Dinosaur shall purchase from the Company, for $0.0001 each, a number of warrants equal to five (5%) of the fully diluted shares issued and outstanding for a total consideration of $1,000. Each such warrant shall have a term of five (5) years and shall be exercisable for one (1) share at an exercise price of $0.001.

Dinosaur shall have the right of first refusal in the event the Company, within the period of eighteen (18) months following the closing of the private placement, intends effectuate any public offering of the Company’s securities.

The Agreement provides that the Company will indemnify and hold harmless Dinosaur and any Indemnified Party (as such term is defined in the Agreement) against certain liabilities incurred. The Agreement may be terminated by the Company at any time upon thirty (30) days prior written notice.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01. financial statements and exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION

Exhibit 10.1	Letter Agreement, dated effective as of October 10, 2014, by and between the Company and Dinosaur Securities, LLC	Provided herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Dated: October 20, 2014	By:	/s/ Dr. Steven Victor
Name: Dr. Steven Victor
Title: Chief Executive Officer